Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, iHeartMedia Management Services, Inc. (“Company”) and Michael McGuinness (“Employee”) entered into an Employment Agreement effective September 5, 2019, as amended on January 1, 2021, and September 19, 2022 (collectively, the “Agreement”) (the “Agreement”);

WHEREAS, the parties desire to amend the above-referenced Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this Third Amendment to Employment Agreement (“Third Amendment”).

1.	This Third Amendment is effective upon complete execution by the parties.

2.

Section 1 (Term of Employment) of the Agreement is amended to extend the initial Employment Period through June 30, 2030. Further, the Notice of Non-Renewal Period is amended to the period between December 1st and January 1st prior to the end of the then applicable Employment Period.

3.	Effective January 1, 2026, Section 2(a) (Title and Duties) of the Agreement is deleted in its entirety and replaced as follows:

(a)	Title and Duties. Employee’s title is Chief Financial Officer, reporting to the President & Chief Operating Officer.

4.	Effective January 1, 2026, Section 3(a) (Base Salary) of the Agreement is amended to increase the Base Salary to One Million Two Hundred Thousand Dollars ($1,200,000.00).

5.	Effective January 1, 2026, Section 3(c) (Annual Bonus) of the Agreement is amended to increase the Bonus Target to 150% of Employee’s Base Salary.

6.	Effective January 1, 2026, Section 3(e) (Long Term Incentive) of the Agreement is amended to add the following to the end of the paragraph:

Each annual grant shall have a target aggregate grant-date fair value of One Million Five Hundred Thousand Dollars $1,500,000, with the actual grant subject to approval by the Board of Directors or its Compensation Committee, as applicable, in the same manner as approval for similarly situated executives. Notwithstanding the generality of the foregoing, the Board (or its Compensation Committee) shall determine in its sole discretion whether to grant an annual award to Employee.

7.	Section 12 (Payola, Plugola and Conflicts of Interest) of the Agreement is deleted in its entirety and replaced as follows:

Employee acknowledges familiarity with Company policies on payola, plugola and sponsorship identification, pursuant to in Section 73.1212 of the Code of Federal Regulations, Sections 317, 507, and 508 of the Communications Act of 1934, as amended, and all rules and regulations of the Federal Trade Commission (“FTC”), including, but not limited to, disclosure of any financial or other relationships, with respect to endorsements, testimonials, interviews, or any other content (collectively “Payola Policies”), and warrants that Employee will fully comply with such policies, including, but not limited to, periodic training. Employee shall certify compliance with the Payola Policies from time to time as requested by the Company. Employee shall notify Company immediately in writing if there is any attempt to induce Employee to violate the Payola Policies.

8.	Section 18 (Dispute Resolution) of the Agreement is deleted in its entirety and replaced as follows:

Employee hereby agrees to Company’s arbitration agreement (“Arbitration Agreement”), attached hereto as Exhibit A and fully incorporated herein. Employee further agrees to execute the Arbitration Agreement when executing this Agreement. This Dispute Resolution Section and Exhibit A shall survive the expiration or termination of this Agreement for any reason.

9.

This Third Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, and executed by all parties. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the date written below and upon full execution by all parties, this Agreement shall be effective as set forth in Section 1 above.

EMPLOYEE:

/s/ Michael McGuinness	Date: 11/25/2025
Michael McGuinness

COMPANY:

/s/ Richard J. Bressler	Date: 11/25/2025
Richard J. Bressler
President, Chief Operating Officer &
Chief Financial Officer

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